UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):             May 12, 2006

BEACON ROOFING SUPPLY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50924	36-4173371
(Commission File Number)	(IRS Employer
Identification No.)

1 Lakeland Park Drive
Peabody, MA	01960
(Address of Principal Executive Offices)	(Zip Code)

(877) 645-7663

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

On May 12, 2006, the Board of Directors of Beacon Roofing Supply, Inc. (“Beacon”) approved a three-for-two stock split of its common stock, $0.01 par value, that will be distributed in the form of a 50% stock dividend.  Stockholders of record at the close of business on May 31, 2006 will receive one additional share for every two shares of common stock held on that date.  Beacon intends to distribute the shares on June 12, 2006.  In lieu of issuing fractional shares, Beacon will pay cash for such fractional shares based on the closing price of its common stock on the record date, as reported on The Nasdaq National Market.  Upon completion of the split, the total number of outstanding Beacon shares of common stock will increase from approximately 29.2 million to approximately 43.8 million.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated May 16, 2006, issued by Beacon Roofing Supply, Inc., announcing a three-for-two stock split.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON ROOFING SUPPLY, INC.

Date: May 16, 2006	By:	/s/ David R. Grace
David R. Grace
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated May 16, 2006, issued by Beacon Roofing Supply, Inc., announcing a three-for-two stock split.